SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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Sea Pines Associates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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FEBRUARY 11, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 10, 2004

     TO THE SHAREHOLDERS OF SEA PINES ASSOCIATES, INC.:

     The 2004 Annual Meeting of Shareholders of Sea Pines Associates, Inc. (the “Company”) will be held at the Harbour Town Conference Center, 11 Lighthouse Lane, Hilton Head Island, South Carolina, on Wednesday, March 10, 2004, at 3:00 p.m., local time, for the following purposes:

•	To elect four directors; and

•	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 30, 2004, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

     A copy of the Company’s 2003 Annual Report to Shareholders is enclosed.

     Whether or not you plan to attend the meeting in person, please vote, date and sign the enclosed proxy ballot and return it in the enclosed envelope. Your vote is important. If you are present at the meeting, you may, if you wish, revoke your proxy and vote your shares personally.

By order of the Board of Directors,

/s/ Peter Parrott

Peter Parrott Secretary

SEA PINES ASSOCIATES, INC.

32 Greenwood Drive
Hilton Head Island, South Carolina 29928

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 10, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sea Pines Associates, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 3:00 p.m. local time, on Wednesday, March 10, 2004, at the Harbour Town Conference Center, 11 Lighthouse Lane, Hilton Head Island, South Carolina, and at any adjournment or adjournments of such meeting, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about February 11, 2004.

USE AND REVOCATION OF PROXIES

When proxies are properly executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are noted, they will be voted FOR all of the director nominees noted herein. Execution of the accompanying proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. A shareholder may revoke a proxy at any time before it is exercised by written notification to the Company sent to the attention of the Company’s Secretary at Post Office Box 7000, Hilton Head Island, South Carolina 29938, and received prior to the Annual Meeting date, or by attending the Annual Meeting and indicating that the proxy is revoked or by appointment of a substitute proxy.

SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors. The expenses of solicitation will be borne by the Company. In addition, the directors, officers and employees of the Company and its subsidiaries may solicit proxies, personally or by telephone, but at no additional salary or compensation.

OUTSTANDING VOTING SECURITIES

The Board of Directors has set the close of business on January 30, 2004, as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Company’s voting Common Stock, no par value (the “Common Stock”), is the only class of securities of the Company entitled to be voted at the Annual Meeting. As of the Record Date, 3,587,400 shares of Common Stock were outstanding, all of which are entitled to vote at the Annual Meeting. Each such share is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions, withheld votes and broker non-votes will have the same effect as a no vote with respect to each matter coming before the Annual Meeting.

ITEM 1

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. The Company’s Articles of Incorporation provide for its Board of Directors to be divided into three classes. The Board of Directors may, from time to time, increase or decrease the total number of directors to any number between nine and 18.

The terms of five directors will expire at the Annual Meeting and two directors are retiring at the Annual Meeting. Rather than replacing all seven directors, the Board of Directors has determined to reduce the number of directors following the Annual Meeting to 13. Consequently, only four directors will be elected at the meeting. The four nominees listed below have been nominated by the Board of Directors based upon the recommendation of the Nominating Committee. Three of the four nominees are currently serving as directors. In accordance with the Company’s Articles of Incorporation, the affirmative vote of a majority of the shares of Common Stock entitled to vote for the election of directors is required to elect each director of the Company.

A shareholder executing the enclosed proxy card may vote for any or all of the nominees or may withhold such shareholder’s vote from any or all of the nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although it is not contemplated that any nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy card will have authority to vote for the election of other persons in accordance with their best judgment if one or more of the nominees should become unable to serve.

Set forth below is certain biographical information regarding the four nominees as of January 30, 2004:

Nominees for Terms to Expire in 2007

Todd Clist (61) 39 River Club Drive Hilton Head Island, SC 29926	Mr. Clist retired in December 2000 after a 32-year career with Marriott Corporation. He retired as President of North American Lodging Operations, Marriott International, Inc. He was responsible for operations and market management for all franchised and managed lodging brands in the United States and Canada, over 1,800 properties including Marriott Hotels, Resorts and Suites, Renaissance Hotels and Resorts, Courtyards, Residence Inns, Fairfield Inn and Suites and TownPlace Suites.

Marc Puntereri (52) 26 Plantation Drive Hilton Head Island, SC 29928	Mr. Puntereri has served as a director since 2001. He has been a Managing Member of The Cypress Group, LLC, an owner, operator and developer of senior living communities, since 1990. Previously, he served as president of First Southern Properties, Inc., and as a consultant to the Sea Pines Company, Inc. His community service has included board and/or committee involvement for Hilton Head Hospital, Hilton Head Health Services, Inc., Hilton Head Medical Associates, Inc., Community Services Associates, Inc. (CSA), Sea Pines Montessori School, Hilton Head Preparatory School, United Way, Chamber Business/Education Partnership and the Deep Well Project.

Kathleen B. Speer (43) 26 Sandhill Crane Hilton Head Island, SC 29928	Mrs. Speer has served as a director since 2001. She has been a Sea Pines property owner since 1995. She retired as a partner of Hewitt Associates, L.L.C., a human resource management consulting firm after 11 years with the firm. Mrs. Speer has served on the Board of the Association of Sea Pines Plantation

Property Owners (ASPPPO) and presently serves on the CSA Board of Directors.

Joseph F. Vercellotti (74) 18 Old Military Road Hilton Head Island, SC 29928	Mr. Vercellotti has served as a director since 1995 and as Vice Chairman of the Company since 2001. He retired in 1987, after a 35 year general management, strategic planning and marketing career with General Electric Company, to pursue interests in management consulting, primarily with high-tech, start up firms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Set forth below is certain biographical information as of January 30, 2004 concerning the directors whose terms extend beyond the Annual Meeting.

Directors Whose Terms Expire in 2005

Name, Age and Address	Biographical Information

Ralph L. Dupps, Jr. (58) 12 Plantation Drive Hilton Head Island, SC 29928	Mr. Dupps has served as a director since 1995. He has been President of Dupps and Company and a partner in NWI, a real estate development company, since 1981. He was the Chairman of the Board of Directors of Atlantic Savings Bank, a subsidiary of Wachovia Bank, N.A. from 1994 until 2003. Currently, he is a director of Ward Edwards, Inc., a member of the Wachovia Bank of South Carolina Advisory Board, a member of the Hilton Head Museum Board of Directors and a CSA Board member.

John A. Norlander (73) 72 N. Calibogue Cay Road Hilton Head Island, SC 29928	Mr. Norlander has served as a director since 2000. He has been a Sea Pines property owner since his retirement in 1997. He was an executive with Hilton Hotels for 20 years working in sales and marketing and as general manager of three major convention hotels. He then joined Radisson Hotels as EVP/COO and was subsequently promoted to President and CEO of Radisson. Mr. Norlander’s

Name, Age and Address	Biographical Information

last position was President/CEO of Carlson Hospitality Worldwide which included, in addition to Radisson and Radisson Seven Seas, the TGI Friday’s restaurant chain and Country Inns by Carlson.

David E. Pardue (56) 17 South Beach Lagoon Road Hilton Head Island, SC 29928	Mr. Pardue has served as a director since 2002. His business career has involved three areas: real estate sale/leaseback transactions, golf course development and management, and venture capital transactions. He has been Chairman of Primus Capital LLC, a real estate sale/leaseback investment company, since 1997. Mr. Pardue has also been the general partner and primary investor in Dacourt Golf, Inc. since 1987, and Chairman of The Dacourt Group, Inc., a venture capital investment company since 1983. He served on the Board of Trustees of The University of North Carolina at Chapel Hill from 1995 until 2003, the Board of Trustees of Elon University from 1985 until 1999, and has been a director of The THA Foundation since 1979.

Peter Parrott (58) 23 N. Calibogue Cay Road Hilton Head Island, SC 29928	Mr. Parrott has served as a director since 2000 and as Secretary of the Company since 2001. He has been President of University Housing Group, a developer of private, market rate housing for college students since 1997. Previously, he was a founder and Director of Gables Residential Trust, a publicly traded real estate investment trust. Prior to Gables, Mr. Parrott was a partner and a member of the management board of Trammell Crow Residential Company, a large privately owned real estate company. Currently he serves as Chairman of the Board of Directors of Volunteers in Medicine on Hilton Head Island.

Directors Whose Terms Expire in 2006

Name, Age and Address	Biographical Information

John F. Bard (62) 13 West Beach Lagoon Road Hilton Head Island, SC 29928	Mr. Bard has served as a director since 2003. He was Executive Vice President and Chief Financial Officer of The Wm. Wrigley Jr. Company from 1990 until his retirement in 2000. He began his business career with The Procter & Gamble Company in financial management and subsequently was Chief Financial Officer of The Clorox Company and later President of Tambrands Inc. prior to joining Wrigley. Mr. Bard presently serves on the boards of The Wm. Wrigley Jr. Company and Weight Watchers International, Inc.

Paul B. Barringer, II (73) 14 South Calibogue Cay Hilton Head Island, SC 29928	Mr. Barringer has served as a director since 1997. He has been Chairman and CEO of Coastal Lumber Company headquartered in Weldon, North Carolina, since 1959. He currently serves on the board of several educational institutions and is an active board member of various civic and industry associations.

Norman P. Harberger (74) 22 Oyster Landing Road Hilton Head Island, SC 29928	Mr. Harberger has served as a director since 1993 and as Chairman of the Company since 1999. He was Vice Chairman of the Company from 1996 to 1999. He was President and Owner of Harberger & Associates, management consultants from 1986 to 2002. He was previously an executive of Rohm and Haas Company, retiring as that firm’s Administrative Vice President in 1986. He is a trustee of the Heritage Classic Foundation and the Technical College of the Lowcountry Foundation. He serves as a director of Seacoast Synergy, Inc.

Michael E. Lawrence (59) 46 Baynard Park Road Hilton Head Island, SC 29928	Mr. Lawrence has served as a director since 1994 and as Chief Executive Officer of the Company since 1995. He has

Name, Age and Address	Biographical Information

served as President of Sea Pines Company, Inc. since November 1994 and was its Vice President and Chief Financial Officer from February 1991 to November 1994 and its Controller from February 1990 to February 1991. Formerly, he was a partner in the Management Consulting Division of Ernst & Young LLP.

Thomas C. Morton (62) 20 Harleston Green Hilton Head Island, SC 29928	Mr. Morton has served as a director since 1991 and as Treasurer of the Company since 1991. He is a certified public accountant who has owned and operated tax and accounting practices in Michigan and South Carolina since 1974. Prior to that he spent 10 years in the audit and tax departments of the international accounting firm of Deloitte & Touche.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

General

The Board of Directors met 12 times during fiscal year 2003. No director attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which such director served except Mr. Easterlin and Mr. Parrott. Directors are encouraged to attend the Company’s annual meeting. Fourteen directors attended the 2003 annual meeting.

Pursuant to the By-Laws of the Company, the Board of Directors has established standing Audit, Finance, Nominating and Personnel and Compensation Committees, each of which held meetings during fiscal year 2003.

Audit Committee

The Audit Committee, composed of Messrs. Bard, Barringer, Parrott, Puntereri, Siler and Sundry, met three times during fiscal year 2003. The Board of Directors has determined that Mr. Bard is an (i) “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission and (ii) independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Proxy Rules. The Audit Committee operates under a charter adopted by the Board of Directors which was amended and restated by the board on January 26, 2004. A copy of the amended and restated charter is attached hereto as Appendix A. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In connection with its oversight responsibility, it performs the functions described under “Report of the Audit Committee” and in its charter.

Finance Committee

The Finance Committee, composed of Messrs. Bard, Barringer, Easterlin, Lawrence, McGarty, Morton, Pardue, Parrott, Puntereri, Siler and Sundry, met eight times during fiscal year 2003. The Finance Committee reviews and makes recommendations regarding matters concerning the financial condition of the Company, provides advice to the Company’s management on financial matters and undertakes other activities related to the fiscal affairs of the Company.

Nominating Committee

The Nominating Committee, composed of Messrs. Bard, Dupps, Harberger, Morton, Sundry and Vercellotti and Mrs. Speer, recommends to the Board of Directors, candidates for the director positions to be filled at each annual meeting of shareholders. Each member of the Nominating Committee is independent within the definition in Rule 4200 of the NASDAQ Stock Market Marketplace Rules, except Messrs. Harberger, Morton and Vercellotti, who are not deemed independent under the definition because they are officers of the Company. The Nominating Committee met four times during fiscal year 2003. The Nominating Committee does not have a charter.

The Nominating Committee will consider nominating a director candidate recommended by a shareholder if the shareholder submits the recommendation to the Nominating Committee. If a shareholder wants to recommend that an individual be nominated by the committee, he or she should write to the Chairman of the Nominating Committee, Sea Pines Associates, Inc., 32 Greenwood Drive, Post Office Box 7000, Hilton Head Island, South Carolina 29938, stating the candidate’s name and address, the reason the shareholder believes the candidate should be nominated and biographical data regarding the individual similar to that included in this proxy statement with respect to nominees and continuing directors. The committee does not evaluate shareholder recommended candidates differently from the way it evaluates any other candidate. The only nominee proposed to be elected at the Annual Meeting who is not currently a director was recommended to the committee by a shareholder.

There are no minimum requirements for committee recommended nominees. The committee’s goal is to recommend individuals that have high ethical standards combined with the experience and expertise which when added to the experience and expertise of the other members of the Board of Directors will result in the Board of Directors as a whole having experience and expertise in the various areas within which the Board of Directors is called to operate. In order to determine individuals to be nominated the committee endeavors to locate individuals who will satisfy this criteria. In the process, the Nominating Committee reviews the functional expertise needs of the Board of Directors in relation to the Company’s long range and strategic plan as affected by attrition and by considerations such as term limiting age (75), individual performance or board size reduction goals. The Company did not pay a fee to any third party to identify or evaluate particular nominees for this year’s annual meeting.

(Note concerning shareholder nominations: Shareholders may nominate candidates for election to the Board of Directors by complying with the nomination requirements of the Company’s By-Laws. The Company’s By-Laws provide that a shareholder must give the Company written notice in order to propose business or make a nomination for director at a shareholder meeting. For the 2005 Annual Meeting, such notice must be received between October 14, 2004 and November 13, 2004. Shareholders wishing to submit a nomination or proposal should review the By-Law requirements on nominations and proposals by shareholders and should communicate with the Secretary, Sea Pines Associates, Inc., 32 Greenwood Drive, Post Office Box 7000, Hilton Head Island, South Carolina 29938 for further information.)

Personnel and Compensation Committee

The Personnel and Compensation Committee, composed of Messrs. Harberger, Norlander, Puntereri and Vercellotti and Mrs. Speer, met eight times during fiscal year 2003. The committee considers and oversees the development of programs to attract and appropriately compensate employees to promote the economic success of both the employee and the Company, including its subsidiaries.

Communication with the Board of Directors

If a shareholder desires to communicate with the Board of Directors or any individual director he may write to the Board of Directors (or to the particular director) at Sea Pines Associates, Inc., 32 Greenwood Drive, Post Office Box 7000, Hilton Head Island, South Carolina 29938. All communications will be relayed promptly to the Chairman, or in the case of communications to a particular director, to that director.

COMPENSATION OF DIRECTORS

The Company discontinued its practice of paying cash retainers and meeting fees to non-employee directors as of March 2001, replacing those payments with annual stock grants. The stock grants are made pursuant to the Company’s Director Stock Compensation Plan (the “Plan”). The Plan allotted 50,000 shares of Common Stock to be issued at the discretion of the Board of Directors to compensate directors who are not salaried employees of the Company or any of its subsidiaries. Pursuant to the Plan, the Board of Directors may grant any eligible director an unconditional award of shares of Common Stock or an award of the conditional right to receive shares of Common Stock in the future, as compensation for services rendered in their capacity as members of the Board of Directors.

In fiscal year 2003, each non-employee director received an unconditional grant of 1,000 shares of Common Stock, in recognition of service on the Board of Directors from March 2003 to March 2004. Directors are entitled to discounts at various facilities owned by the Company for golf fees, restaurant purchases and retail purchases and are provided complimentary tickets to events sponsored by the Company.

CERTAIN TRANSACTIONS

Mr. Lawrence’s wife is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. Total commissions paid to Mrs. Lawrence during fiscal year 2003 were $83,585.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock and Preferred Stock as of January 30, 2004 for (a) each of the Company’s directors, director nominees and executive officers and (b) all directors and executive officers of the Company as a group.

	Number of Shares (1)		Percent of Class

Name of Owner	Common	Preferred	Common	Preferred

John F. Bard (2)	2,750	500	*	*
Paul B. Barringer, II (3)	327,000	—	9.12%	—
Steven P. Birdwell	8,000	—	*	—
Todd Clist	0	—	—	—
Ralph L. Dupps, Jr. (4)	65,000	—	1.81%	—
P.R. Easterlin, Jr.	9,000	—	*	—
Norman P. Harberger (5)	29,000	—	*	—
Michael E. Lawrence (6)	14,000	—	*	—
John G. McGarty	29,000	—	*	—
Thomas C. Morton (7)	27,000	—	*	—
John A. Norlander	5,750	—	*	—
David E. Pardue (8)	4,000	—	*	—
Peter Parrott	11,000	—	*	—
Marc Puntereri	5,000	—	*	—
Robert W. Siler, Jr. (9)	19,000	—	*	—
Kathleen B. Speer (10)	187,500	5,500	5.23%	2.49%
Arthur P. Sundry (11)	15,000	—	*	—
Joseph F. Vercellotti	9,000	—	*	—
All current directors, nominees and executive officers as a group (18 persons)	767,000	6,000	21.38%	2.72%

*Represents less than 1% of the class

(1)	Shares of Common Stock reflected in the table as owned by Messrs. Birdwell, Easterlin, McGarty, Norlander, Parrott, Puntereri and Vercellotti are owned by each of them directly. Unless otherwise indicated, shares reflected in the table as owned by each of the other shareholders are owned jointly with such shareholder’s spouse.

(2)	Includes 2,000 common shares held directly by Mr. Bard and 750 common shares and 500 preferred shares directly held by his spouse.

(3)	Based on information supplied to the Company by Mr. Barringer, 324,000 shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife, and 3,000 shares are held directly by Mr. Barringer.

(4)	Includes 12,000 shares held directly by Mr. Dupps and 53,000 shares held jointly with his spouse.

(5)	Includes 21,000 shares held by Mr. Harberger directly and 8,000 shares held jointly with his spouse.

(6)	Includes 12,000 shares held by Mr. Lawrence directly and 2,000 shares directly held by his spouse.

(7)	Includes 11,000 shares held by Mr. Morton directly, 8,000 shares held jointly with his spouse and 8,000 shares directly held by his spouse.

(8)	Includes 2,000 shares held by Mr. Pardue directly, and 2,000 shares directly held by his spouse.

(9)	Includes 3,000 shares held directly by Mr. Siler and 16,000 shares held jointly with his spouse.

(10)	Includes 3,000 common shares held directly by Mrs. Speer and 184,500 common shares and 5,500 preferred shares held by Mrs. Speer’s spouse.

(11)	Includes 15,000 shares held directly for the benefit of the Arthur P. Sundry Trust.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. Each member of the Audit Committee is independent within the definition in Rule 4200 of the NASDAQ Stock Market Marketplace Rules and the additional independence criteria set forth in Rule 4350(d) of such rules with respect to audit committee composition except Mr. Parrott, who is not considered independent because he is an officer of the Company. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting practices and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors received by the committee as required by the Independence Standards Board.

The committee discussed with the independent auditors the overall scope for the audit. The committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2003 for the filing with the Securities and Exchange Commission.

Robert W. Siler, Jr., Audit Committee Chair
John F. Bard
Paul B. Barringer, II
Peter Parrott
Marc Puntereri
Arthur P. Sundry

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
CONCERNING EXECUTIVE COMPENSATION

Compensation Committee

The Personnel and Compensation Committee of the Board of Directors recommends to the full board all policies under which compensation is paid or awarded to the Company’s executive officers. No director who is employed by the Company serves on the Personnel and Compensation Committee, nor is any such employee director present when matters concerning his own compensation are discussed or voted on by the Board of Directors.

Compensation Objectives and Structure

The Company’s objective is to provide total compensation opportunity sufficient to attract and retain highly capable executives and key managers for the Company and its subsidiaries. Each year the Personnel and Compensation Committee reviews the firm’s executive compensation practices and guidelines, and recommends any changes needed to achieve this objective.

The Chairman, Vice Chairman, Secretary and Treasurer of the Company are not salaried employees. These non-employee officers receive only the compensation applicable to other non-employee directors. The Chief Executive Officer and other executives of the Company and its subsidiaries are salaried employees. Their compensation currently consists of salary, the opportunity for a bonus and participation in the Company’s Deferred Issuance Stock Plan.

Executive Salaries

Salary ranges for executive positions are intended to be substantially equivalent to those found in positions of similar responsibility level and type in related business sectors. Executive salary ranges were not increased in 2003 and no individual increases were granted to the senior management group in view of business conditions.

Corporate Management Bonus Plan

Seven executives and senior managers were eligible for the Corporate Management Bonus Plan in 2003. The plan assures that part of the compensation opportunity of these individuals depends directly on business results. The plan is currently structured as follows:

•	A standard Target Bonus is established for each bonus-eligible position. These standards are consistent with typical competitive bonus levels for comparable positions. The standards range from 15 to 45 percent of the midpoints of the salary ranges of the participating employees. Standard Target Bonuses for the seven bonus-eligible positions in fiscal year 2003 totaled $272,300.

•	Actual bonus payout depends on the relationship between actual EBITDA results and specific EBITDA targets established for the Company as a whole and for its major operating divisions. No bonuses were paid under the Corporate Management Bonus Plan for 2003, because EBITDA results fell short of the required minimum.

Deferred Issuance Stock Plan

The Deferred Issuance Stock Plan was approved by shareholders in 2001. An award under this plan is a conditional promise to issue a specified number of shares to the grantee at a specified future date, normally the fifth anniversary of the award. Earlier payout may occur in cases of death, disability, certain termination of employment or a change in control of the Company. Resignations result in forfeiture of unpaid awards.

Awards totaling 35,700 shares were granted to 13 employees in January 2004. That total represents one percent of the shares outstanding at the time of the awards.

Specific Comments on Compensation of Chief Executive Officer

Like other senior managers, Mr. Lawrence’s salary ($198,500 set in May 2002) was not increased in 2003, and no bonus was awarded to him based on 2003 results. In January 2004, he was awarded 9,400 conditional shares under the deferred issuance stock plan based on the Board’s assessment of his performance.

Kathleen B. Speer, Chair, Personnel and Compensation Committee
Norman P. Harberger
John A. Norlander
Marc A. Puntereri
Joseph F. Vercellotti

EXECUTIVE OFFICERS

The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve. Officers of the Company serve at the discretion of the Board of Directors. Additional information concerning each of the executive officers, other than Mr. Birdwell, can be found under “Item 1-Election of Directors.” Information regarding Mr. Birdwell can be found below the following table.

			Years as Executive
Name of Individual	Capacity	Age	Officer

Norman P. Harberger	Chairman	74	8
Joseph F. Vercellotti	Vice Chairman	74	3
Michael E. Lawrence	Chief Executive Officer	59	8
Steven P. Birdwell	Chief Financial Officer	44	2
Thomas C. Morton	Treasurer	62	12

Name, Age and Address	Biographical Information

Steven P. Birdwell (44) 12 Governors Lane Hilton Head Island, SC 29928	Mr. Birdwell became the Chief Financial Officer of the Company in 2002. He has served as Chief Financial Officer of Sea Pines Company, Inc. since May 1999, and also served in that capacity from November 1994 to September 1998. He was Controller of Sea Pines Company from June 1992 to November 1994. He was the Senior Vice President and Chief Financial Officer of Sholodge, Inc. from September 1998 to May 1999. He currently serves as Chairman of the Board of Directors of the Resort Hotel

Name, Age and Address	Biographical Information

Association, a director of Resort Hotel Insurance Company and a member of the Wachovia Bank Advisory Board.

OWNERSHIP OF VOTING SECURITIES IN EXCESS OF FIVE PERCENT
BY BENEFICIAL OWNERS

The following table sets forth information as to the beneficial ownership of the Company’s Common Stock by each person or group known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock as of January 30, 2004.

Name and Address of
Beneficial Owner	Number of Shares	Percent of Class

The Riverstone Group, LLC and William H. Goodwin, Jr. 901 East Cary St., Suite 1500 Richmond, VA 23219	958,000 (1)	26.70%

Paul B. Barringer, II 14 South Calibogue Cay Hilton Head Island, SC 29928	327,000 (2)	9.12%

Richard N. Speer, Jr. 8215 Roswell Road, Building 1100 Atlanta, GA 30350	184,500 (3)	5.14%

(1)	Based on information set forth in a Schedule 13D filed by The Riverstone Group and Mr. Goodwin, both have sole voting and investment power with respect to all of such shares.

(2)	Based on information supplied to the Company by Mr. Barringer, 324,000 of the shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife, and 3,000 shares are held directly by Mr. Barringer. Mr. Barringer is a director of the Company.

(3)	Based on information supplied to the Company by Mr. Speer. Does not include 3,000 shares held directly by Mr. Speer’s spouse, who is a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, officers and certain shareholders of the Company file reports of holdings and transactions in the Company’s Common Stock and Preferred Stock with the Securities and Exchange Commission. Based solely on the Company’s review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all Securities and Exchange Commission filing requirements applicable to its directors and officers with respect to the Company’s fiscal year ended October 31, 2003 were complied with.

EXECUTIVE COMPENSATION

Except for Messrs. Lawrence and Birdwell, none of the officers of the Company receives any cash or non-cash compensation for services rendered in such capacity. The Company’s operations are conducted exclusively through its wholly-owned subsidiaries. The following table summarizes the compensation earned by Mr. Lawrence for services performed during fiscal years 2003, 2002 and 2001 and Mr. Birdwell during fiscal years 2003 and 2002, the fiscal years during which he was an executive officer.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

Name and Principal				Restricted	All Other
Position	Year	Salary (1)	Bonus (2)	Stock Award	Compensation (4)

Michael E. Lawrence	2003	$198,500	$0	$30,550 (3)	$6,154
Chief Executive	2002	$193,596	$39,700	$31,950	$5,369
Officer	2001	$188,077	$0	$32,000	$5,361

Steven P. Birdwell	2003	$122,000	$0	$11,700 (3)	$3,325
Chief Financial Officer	2002	$119,115	$16,600	$12,500	$3,303

(1)	Salary includes amounts deferred at the election of the named officer pursuant to the Company’s 401(k) plan.

(2)	Bonus includes amounts earned by the named officer in the year indicated, but paid in the following fiscal year.

(3)	The value of conditional shares awarded in January 2004 under the Company’s Deferred Issuance Stock Plan. These awards were valued based on the most recent trading activity preceding the date of the awards of which the Company is aware. The shares will vest upon the first to occur of: (a) the named officer’s death, disability or retirement; (b) a change in control of the Company (as defined in the plan); (c) the termination by the named officer of his employment with the Company for good reason; (d) the termination by the Company of the named officer’s employment with the Company without cause; (e) termination of the plan or (f) the fifth anniversary of the date of the award. Dividends are not paid on conditional shares. The value of the conditional shares held by Mr. Lawrence and Mr. Birdwell as of October 31, 2003 (conditional shares issued in 2003, 2002 and 2001) was $67,925 and $26,000, respectively, based on the most recent trading activity preceding that date of which the Company is aware.

(3)	All other compensation consists of amounts contributed by the Company to the 401(k) plan account of the named officer.

The remuneration described in the previous table does not include the cost to Sea Pines Company, Inc. of certain employee benefits furnished to Messrs. Lawrence and Birdwell. The amount of such employee benefits accrued in each of fiscal years 2003, 2002 and 2001 did not exceed 10% of the total of each officer’s respective annual salary and bonus reported above for such year.

Compensation Committee Interlocks and Insider Participation

Messrs. Harberger, Norlander, Puntereri, Speer and Vercellotti were members of the Personnel and Compensation Committee during fiscal year 2003. Mr. Harberger is the Chairman of the Board of the Company, and Mr. Vercellotti is the Vice Chairman of the Company. None of these individuals is an employee of the Company.

SHAREHOLDER RETURN

Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of the Company’s cumulative total shareholder returns on its Common Stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

The Company believes that presentation of the referenced comparisons would not be meaningful for the following reasons: a) the known trading in the outstanding securities of the Company is very limited; b) the Company is not listed on an exchange, so the Company does not have a market-based indicator of Common Stock share value; and c) the Company has not paid any dividends on its Common Stock since the Company’s incorporation.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be included in the Proxy Statement for the 2005 Annual Meeting of Shareholders must submit such proposal to the Company on or before November 13, 2004.

Pursuant to the Company’s By-Laws, proposals and director nominations which shareholders intend to present at the 2005 Annual Meeting of Shareholders must be received no earlier than October 14, 2004 and no later than November 13, 2004 to be presented at the meeting. This requirement is separate from and in addition to the requirements that a shareholder must meet to have a proposal included in the Proxy Statement. A copy of the relevant By-Law provisions can be obtained by calling the Company at (843) 842-1824.

AVAILABILITY OF FORM 10-K REPORT

The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended October 31, 2003. A copy of the Form 10-K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Company of a written request from such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, Sea Pines Associates, Inc., Post Office Box 7000, Hilton Head Island, South Carolina 29938.

INDEPENDENT AUDITORS

Ernst & Young LLP audited the financial statements of the Company for the fiscal year ended October 31, 2003. The Company expects to select Ernst & Young LLP as auditors for the fiscal year ending October 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The aggregate fees billed by Ernst & Young LLP for professional services in fiscal years 2003 and 2002 were as follows:

Services Rendered	Fiscal 2003	Fiscal 2002

Audit Fees	$146,410	$119,750
Audit-Related Fees	4,400	—
Tax Fees	25,150	41,400
All Other Fees	—	—

Total	$175,960	$161,150*

     *Amounts for fiscal year 2002 have been adjusted to include out-of-pocket expenses and have been reclassified to conform with the revised disclosure categories required for fiscal year 2003.

The audit fees above represent fees for professional services rendered for the audits and quarterly reviews of the consolidated financial statements of the Company.

The audit-related fees above represent professional fees rendered for executive discussions regarding internal control policies, procedures and reporting in anticipation of adopting Section 404 of the Sarbanes-Oxley Act.

The tax fees above represent professional fees for compliance services in connection with the Company’s federal and state tax filings.

The Audit Committee’s Charter provides that the committee will pre-approve all audit services and, subject to the de minimus exception, all permissible non-audit services to be performed for the Company by its independent auditors. From time to time, the Committee may delegate its authority to pre-approve non-audit services to the Chairman of the Committee. Any such approvals are to be reported to the full Committee at its next meeting.

In fiscal year 2003, all of the audit fees, audit-related fees, tax fees and all other fees were approved either by the Audit Committee or its designee.

OTHER MATTERS

Management of the Company knows of no other matters to be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting for a vote of the shareholders, it is the intention of the persons named on the enclosed proxy ballot to vote the proxy in accordance with their discretion and judgment in such matters.

By Order of the Board of Directors,

/s/ Peter Parrott

Peter Parrott
Secretary

Hilton Head Island,
South Carolina
February 11, 2004

APPENDIX A

SEA PINES ASSOCIATES, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Purpose

•	The purpose of the audit committee is to oversee (a) the accounting and financial reporting processes of the Company, and (b) the audits of the Company’s financial statements. In furtherance of its purpose, it is the responsibility of the committee to maintain free and open communication among the committee, the independent auditors and management of the Company.

•	In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside counsel, or other experts, for this purpose.

Organization

•	This charter governs the operations of the audit committee. The committee shall review and reassess the adequacy of this charter at least annually and recommend appropriate changes to the board of directors for approval.

•	The members of the committee shall be appointed by the board of directors annually and shall serve until their successors shall be duly appointed and qualified. Unless a Chairman of the audit committee is appointed by the board of directors, the members of the audit committee may designate a Chairman by majority vote of the full committee.

•	All members of the audit committee shall be directors of the Company and at least three members of the committee shall be independent of management and the Company. Members of the committee shall be considered independent if they meet the independence criteria set forth in the rules of the NASDAQ Stock Market and in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

•	Each committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement and at least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight.

Responsibilities and Processes

The primary responsibility of the audit committee is to fulfill its purpose of overseeing the Company’s accounting and financial reporting process and the audits of the Company’s financial statements and to report the results of its activities to the board of directors. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The audit committee shall hold such meetings as may be necessary and appropriate in order for the committee to fulfill its responsibilities. The Chairman of the committee shall notify committee members of the time and place of each meeting. The presence of a majority of the audit committee shall constitute a quorum.

The following shall be the principal recurring processes of the audit committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to appoint, determine the compensation of, oversee the work of and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board and receive a letter from the auditors affirming their independence and shall consider the compatibility of any non-audit services to be provided by the independent auditors with the auditors’ independence.

•	The committee shall annually discuss with the independent auditors and management the overall scope and plans for the audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, and its legal and ethical compliance programs.

•	The committee shall meet periodically separately with the independent auditors, without management present, to discuss the results of their examinations, to ascertain that no restrictions are being placed by management on the scope of their work and that management is cooperating fully with the independent auditors and to determine whether any disagreements with management have occurred.

•	The committee shall review interim financial statements with management and the independent auditors prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. Also, the committee shall discuss with the independent auditors the results of their quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chairman of the committee may represent the entire committee for the purposes of this review.

•	The committee shall discuss with management, and the Company’s legal counsel, if necessary, any significant pending or threatened litigation that might in the aggregate have a material effect on the Company.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if such report is distributed prior to the filing of Form 10-K), including their judgment about the appropriateness, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss with the independent auditors the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The committee shall report through its Chairman to the full board of directors following each audit committee meeting, and shall maintain minutes of committee meetings and submit those minutes to the Company’s secretary for inclusion in the Company’s records.

•	Each year the committee shall prepare a report for inclusion in the Company’s annual proxy statement that addresses the matters required to be discussed in such a report by the rules of the Securities and Exchange Commission as then in effect.

•	The committee shall review and approve in advance all audit and all permissible non-audit services (and the fees therefore) to be provided by the Company’s independent auditors. The committee shall have the sole authority to make these approvals, although such authority may be delegated to the Chairman of the committee so long as the approval is presented to the full committee at its next scheduled meeting.

•	The committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Chairman of the committee shall promptly inform the committee and the Board of Directors of any violations or possible violations of the Company’s Code of Ethics for Senior Financial Officers that are reported to the Chairman.

•	The committee shall promptly notify the Company’s independent auditors of any valid complaints received by the committee or the Chairman regarding accounting, internal accounting controls or auditing matters or any violations of the Company’s Code of Ethics for Senior Financial Officers.

Dear Shareholder:

Please note the important information enclosed with this Proxy Ballot regarding the 2004 Annual Meeting of Shareholders of Sea Pines Associates, Inc.

You are strongly encouraged to exercise your right to vote your common stock. The Board of Directors recommends a vote FOR all nominees for Director included in the enclosed Proxy Statement.

Please mark the appropriate boxes on the back of this Proxy Ballot to indicate how your shares will be voted. Then, sign the card, detach it and return it in the enclosed postage paid envelope to Wachovia Bank, the Company’s transfer agent.

Your vote must be received prior to the Annual Meeting on Wednesday, March 10, 2004. Thank you for your prompt attention to this important matter.

Sincerely,

Sea Pines Associates, Inc.

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for Director.

Signed:
Signed:

Please sign exactly as your name appears hereon. If the holder is a corporation or partnership, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder must sign.

Dated:

☐ I plan to attend the March 10, 2004 Annual Meeting in Hilton Head Island, SC. Please indicate the number of persons attending in the space provided.

IMPORTANT: Please mark, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

FOLD AND DETACH HERE

SEA PINES ASSOCIATES, INC.

The undersigned hereby appoints PETER PARROTT and THOMAS C. MORTON, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Sea Pines Associates, Inc. that the undersigned would be entitled to vote at the annual meeting of shareholders to be held on March 10, 2004.

1.     Election of Directors (the Board of Directors recommends a vote FOR all nominees).

☐	FOR the nominees listed below	☐	FOR the nominees listed below except as marked to the contrary	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, strike a line through the nominee’s name in the list below.)

Todd Clist	Marc Puntereri	Kathleen B. Speer	Joseph F. Vercellotti

2.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.